Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

Jon Clark

Executive Vice President, Chief Financial Officer

(860) 286-2419

jclark@indusrt.com

INDUS ANNOUNCES 2021 FOURTH QUARTER
LEASING, PIPELINE AND CORPORATE UPDATES

NEW YORK, NEW YORK (January 6, 2022) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced the following updates on leasing, its acquisition and development pipeline, dispositions and other corporate matters for the three months ended December 31, 2021 (the “2021 fourth quarter”):

Highlights

●	Developed and placed into service an approximately 141,000 square foot build-to-suit industrial/logistics building in Charlotte, North Carolina for Amazon
●	Acquired an approximately 128,000 square foot industrial/logistics building in Charlotte, North Carolina and an approximately 197,000 square foot industrial/logistics building in the Charleston, South Carolina market for a combined purchase price of $43.2 million, before transaction costs
●	Completed the acquisition of approximately 23 acres of land in Allentown, Pennsylvania for a total purchase price of approximately $3.9 million, to support the planned development of a 206,000 square foot industrial/logistics building
●	Entered into three separate agreements to acquire, for a combined purchase price of $72.8 million, before transaction costs, one existing industrial/logistics building in the Charlotte, North Carolina market and two to-be-constructed industrial/logistics buildings under forward purchase agreements in the Charlotte, North Carolina market and in the Charleston, South Carolina market, respectively
●	Generated gross proceeds of approximately $34.5 million from real estate sales in the 2021 fourth quarter
●	Completed an underwritten public offering of 2,443,228 shares of the Company’s Common Stock at a public offering price of $66.00 per share for net proceeds of $152.8 million
●	Completed two new leases of first generation space totaling approximately 224,000 square feet and two renewal leases totaling approximately 256,000 square feet in INDUS’s existing industrial/logistics portfolio
●	Announced the pre-leasing of approximately 147,000 square feet across two buildings in INDUS’s acquisition and development pipelines in the Lehigh Valley and Nashville markets
●	Stabilized industrial/logistics portfolio[1] was 100.0% leased as of December 31, 2021

Industrial/Logistics Leasing Activity

During the 2021 fourth quarter, INDUS entered into two first generation leases totaling approximately 224,000 square feet. These leases include approximately 27,000 square feet in Orlando, Florida at a property that was repositioned by INDUS during late 2020 and early 2021 and approximately 197,000 square feet at a value-add property in the Charlotte market which was purchased 50% vacant at the end of the 2021 second quarter. The lease in Orlando commenced in the 2021 fourth quarter and the lease in Charlotte is expected to commence by the end of the 2022 first quarter.

Also during the 2021 fourth quarter, two full-building tenants totaling approximately 256,000 square feet exercised their fixed renewal options for leases expiring in 2022. The buildings were acquired in 2021 with in-place leases that had near-term expirations. The buildings comprise approximately 128,000 square feet in Charlotte, North Carolina (see Township Acquisition under “Acquisition Pipeline” below) and approximately 128,000 square feet in the Lehigh Valley, Pennsylvania market. The fixed renewal options were for five-year terms with no leasing costs and generated weighted average rent growth on a cash basis2 of 2.9%, which is significantly lower than what the Company would expect to realize if the spaces were leased to new tenants.

As of December 31, 2021, INDUS’s 35 industrial/logistics buildings aggregated approximately 5.2 million square feet. INDUS’s industrial/logistics portfolio’s percentage leased and percentage leased of stabilized properties were as follows:

	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
Percentage Leased	98.4%	95.4%	95.3%	99.2%
Percentage Leased – Stabilized Properties	100.0%	99.4%	99.4%	99.2%

As of December 31, 2021, INDUS’s only industrial/logistics vacancy reflects approximately 84,000 square feet in a Charleston, South Carolina property acquired on November 12, 2021 (see Charleston Acquisition under “Acquisition Pipeline” below).

Acquisition Pipeline

On October 12, 2021, INDUS completed the acquisition of a fully leased, approximately 128,000 square foot industrial/logistics building in Charlotte, North Carolina (the “Township Acquisition”). The Company used cash on hand to pay the $14.6 million purchase price, before transaction costs, which equates to an in-place cash capitalization rate of approximately 4.6%.

On November 12, 2021, INDUS completed the acquisition of a 57%-leased, approximately 197,000 square foot industrial/logistics building in Charleston, South Carolina (the “Charleston Acquisition”), the Company’s first property in the Charleston market. The Company used cash on hand to pay the $28.6 million purchase price, before transaction costs, and the Company expects that the Charleston Acquisition will stabilize at an approximately 4.6% cash capitalization rate.

During the 2021 fourth quarter, INDUS entered into three separate agreements to acquire, for a combined purchase price of $72.8 million, before transaction costs, two industrial/logistics buildings in the Charlotte, North Carolina market and one industrial/logistics building in the Charleston, South Carolina market.

●	The first agreement is for an approximately 217,000 square foot, recently constructed industrial/logistics building (the “Charlotte Acquisition”) for a purchase price of $23.6 million, before transaction costs. The Charlotte Acquisition has a short-term lease in-place and INDUS expects to close on the purchase during the first quarter of 2022.
●	The second agreement is for a to-be-constructed, approximately 231,000 square foot industrial/logistics building (the “Charlotte Forward Acquisition”) which is being developed on speculation by the seller. The Charlotte Forward Acquisition is expected to be delivered vacant upon completion in the first quarter of 2023. The purchase price for the Charlotte Forward Acquisition is approximately $21.2 million, before transaction costs, and INDUS expects to acquire the land in 2022, and to fund portions of the building’s development during 2022 and into the first quarter of 2023.
●	The third agreement is for a to-be-constructed, approximately 263,000 square foot industrial/logistics building in the Charleston, South Carolina market (the “Charleston Forward Acquisition”) for a purchase price of $28.0 million, before transaction costs. The Charleston Forward Acquisition is being developed on speculation by the seller and the building is expected to be completed in the 2022 fourth quarter, at which time INDUS expects to complete the acquisition.

Also during the 2021 fourth quarter, a full building pre-lease was executed for one of the two buildings that comprise the Nashville Acquisition (see below). This lease totals approximately 79,000 square feet and is expected to commence in the 2022 second quarter.

The following is a summary of INDUS’s acquisition pipeline for its industrial/logistics portfolio as of December 31, 2021:

Acquisition	Market	Building Size (SF)	Type	Purchase Price (in millions)	Expected Closing
Acquisitions Under Contract
Nashville Acquisition (two buildings)	Nashville, TN	184,000	Forward	$31.5	Q1 2022
Charlotte Acquisition (one building)	Charlotte, NC	217,000	Value-Add	$23.6	Q1 2022
Charleston Forward Acquisition (one building)	Charleston, SC	263,000	Forward	$28.0	Q4 2022
Charlotte Forward Acquisition (one building)	Charlotte, NC	231,000	Forward	$21.2	Q1 2023
Total Acquisition Pipeline Under Contract		895,000		$104.3

The acquisitions in INDUS’s pipeline are each subject to the satisfactory completion of due diligence and other contingencies. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Pipeline

On October 8, 2021, INDUS completed and placed in service its approximately 141,000 square foot build-to-suit in Charlotte for Amazon.

On December 10, 2021, INDUS completed the acquisition of two previously announced abutting parcels of land in Allentown, PA totaling approximately 23 acres (the “Allentown Land”) for a combined purchase price of approximately $3.9 million, before transaction costs. The Company plans to develop a 206,000 square foot industrial/logistics building on the acquired land parcels.

On December 24, 2021, INDUS entered into a first generation lease for approximately 68,000 square feet at its Chapmans Road speculative development property (see below). This lease is expected to commence by the end of the 2022 first quarter.

The following is a summary of INDUS’s development pipeline for its industrial/logistics portfolio as of December 31, 2021:

Name	Market	Building Size (SF)	Type	Expected Delivery
Owned Land
Chapmans Road (one building)	Lehigh Valley, PA	103,000	66% Pre-leased	Q2 2022
110 Tradeport Drive (one building)	Hartford, CT	234,000	67% Pre-leased	Q3 2022
Landstar Logistics (two buildings)	Orlando, FL	195,000	Speculative	Q3 2022
Allentown Land (one building)	Lehigh Valley, PA	206,000	Speculative	Q2 2023

Land Under Purchase & Sale Agreement
Lehigh Valley Land parcel (one building)	Lehigh Valley, PA	90,000	Speculative	Q2 2023
Total Development Pipeline		828,000

INDUS expects that the total development and stabilization costs of developments in its pipeline will total approximately $92.8 million (including all amounts previously spent). The Company estimates that the underwritten weighted average stabilized Cash NOI yield on its development pipeline is between 5.8% - 6.3%.3 Actual initial full year stabilized Cash NOI yields may vary from INDUS’s estimated underwritten stabilized Cash NOI yield range based on the actual total cost to complete a project or acquire a property and its actual initial full year stabilized Cash NOI.

Closing on the purchase of the Lehigh Valley Land parcel, in addition to the completion and stabilization of the development pipeline, are each subject to a number of contingencies including the satisfactory completion of due diligence by INDUS. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, at the Company’s estimated underwritten yields, or at all.

Disposition Pipeline

During the 2021 fourth quarter, INDUS completed four separate, previously-announced disposition transactions that generated approximately $34.5 million in aggregate gross proceeds before transactions costs. INDUS utilized $14.1 million of these proceeds to extinguish three mortgages with a weighted average interest rate of approximately 5.0%. Dispositions completed during the quarter included:

●	approximately 1,066 acres of undeveloped land in Quincy, Florida for $1.0 million in gross proceeds;
●	approximately 209,000 square feet across three office/flex properties and 8 acres of land in Windsor, Connecticut for $5.2 million in gross proceeds;
●	approximately 165,000 square feet across one industrial/logistics property and 39 acres of land in Windsor, Connecticut for $18.0 million in gross proceeds; and
●	approximately 670 acres of undeveloped land in East Granby and Granby, Connecticut for $10.3 million in gross proceeds.

Also during the 2021 fourth quarter, the buyer under the previously announced East Granby/Windsor Option Agreement elected not to proceed with the purchase.

Corporate Updates

On October 8, 2021, INDUS completed an underwritten public offering of 2,150,000 shares of its Common Stock at a public offering price of $66.00 per share. On October 22, 2021, the underwriters exercised their option to purchase an additional 293,228 shares of Common Stock from INDUS at the same price. INDUS received proceeds of $152.8 million, after expenses, from the aggregate of 2,443,228 shares issued on October 8, 2021, and October 22, 2021. The Company intends to use the proceeds from the October 8, 2021 and October 22, 2021 sales of its Common Stock to finance its acquisition and development pipeline and for other corporate purposes.

Upcoming Investor Conferences

INDUS will participate in the Capital One Securities 2nd Annual REIT Conference to be held virtually January 10, 2022. In connection with the conference, INDUS will be sharing an updated investor presentation which will be made available on the Investors section of its website at ir.indusrt.com prior to the conference.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 35 industrial/logistics buildings aggregating approximately 5.2 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina and Florida in addition to several office/flex properties and undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of acquisitions under agreements, pre-leasing agreements, construction and development plans and timelines, expected total development and stabilization costs of developments in INDUS’s pipeline, the estimated underwritten stabilized Cash NOI yield of the Company’s development pipeline, and expected capital availability and liquidity. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021, and Quarterly Report on Form 10-Q for the fiscal quarter ended September

30, 2021, filed with the SEC on November 4, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

1 Stabilized Properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier. 7770 Palmetto Commerce Parkway, an approximately 197,000 square foot industrial/logistics building in Charleston, South Carolina, which was 57.1% leased as of December 31, 2021, was acquired on November 12, 2021, and is not included in the Stabilized Properties pool for the 2021 fourth quarter.

2 Weighted average rent growth reflects the percentage change of annualized rental rates between the previous leases and the current leases. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared to the previous ending rental rates for that same space. The cash rent growth calculation excludes free rent periods.

3 As a part of INDUS’s standard development and acquisition underwriting process, INDUS analyzes the targeted initial full year stabilized Cash NOI yield for each development project and acquisition target and establishes a range of initial full year stabilized Cash NOI yields, which it refers to as “underwritten stabilized Cash NOI yields.” Underwritten stabilized Cash NOI yields are calculated as a development project’s or acquisition’s initial full year stabilized Cash NOI as a percentage of its estimated total investment, including costs to stabilize the buildings to 95% occupancy (other than in connection with build-to-suit development projects and single tenant properties). INDUS calculates initial full year stabilized Cash NOI for a development project or acquisition by subtracting its estimate of the development project’s or acquisition’s initial full year stabilized operating expenses, real estate taxes and non-cash rental revenue, including straight-line rents (before interest, income taxes, if any, and depreciation and amortization), from its estimate of its initial full year stabilized rental revenue.